E A R N I N G S R E L E A S E

Press Contacts:     Gary R. Shook, President & CEO            540-687-4801 or
pres@middleburgbank.com

Raj Mehra, EVP & CFO                540-687-4816 or
cfo@middleburgbank.com

Jeffrey H. Culver, EVP & COO            703-737-3470 or
coo@middleburgbank.com

MIDDLEBURG FINANCIAL CORPORATION ANNOUNCES FOURTH QUARTER 2013 RESULTS

MIDDLEBURG, VA. – January 31, 2014 – Middleburg Financial Corporation (the “Company”) (Nasdaq: MBRG), today announced net income of $1.49 million for the quarter ended December 31, 2013, or $0.21 per diluted share and net income of $6.52 million for the full year 2013, or $0.92 per diluted share.

“Middleburg Financial Corporation continued to move forward in 2013, with positive trends in deposits, loans, trust and investment services income, as well as net income,” commented Gary R. Shook, president and CEO of the Company. Moreover, non-performing assets, which have been a drag on earnings performance over the past several years continued to decline throughout 2013. Net income for the Company grew slightly in 2013 even with the headwinds faced by the significant decline in mortgage refinance activity. As mortgage revenue declined and compliance costs continued to rise, we addressed operating costs by adjusting our staffing levels, including the elimination of senior management positions, all of which were reflected in the earnings for the fourth quarter.”

Fourth Quarter 2013 Highlights:

•
Net income of $1.49 million or $0.21 per diluted share for the quarter ended December 31, 2013, an increase of 4.79% compared to the fourth quarter of 2012 and $6.52 million or $0.92 per diluted share for 2013, an increase of 0.54% over the previous year;

•	Net interest margin of 3.43%, compared to 3.33% for the previous quarter and 3.42% for the fourth quarter of 2012;

•	Total revenue decreased 2.85% to $15.01 million for the fourth quarter 2013 compared to the previous quarter and decreased 14.37% compared to the fourth quarter of 2012;

•	Total assets were $1.23 billion as of December 31, 2013, relatively unchanged from December 31, 2012;

•	Total deposits were $982.40 million as of December 31, 2013, an increase of 0.05% compared to December 31, 2012;

•	Loans held-for-investment were $728.48 million as of December 31, 2013, an increase of 1.73% compared to September 30, 2013 and an increase of 2.68% compared to December 31, 2012;

•
Southern Trust Mortgage closed $138.49 million in mortgage loans during the fourth quarter 2013 compared to $249.20 million in mortgage loans closed during the fourth quarter 2012, a decrease of 44.43%;

•	Asset quality continues to improve with a ratio of non-performing assets to total assets of 2.33% at December 31, 2013 compared to 2.51% at September 30, 2013 and 3.05% at December 31, 2012;

•
Capital ratios continue to be strong: Tangible Common Equity Ratio of 8.76%, Total Risk-Based Capital Ratio of 15.88%, Tier 1 Risk-Based Capital Ratio of 14.62%, and a Tier 1 Leverage Ratio of 9.42% at December 31, 2013.

Total Revenue

Total revenue, which is comprised of net interest income (before the provision for loan losses) and non-interest income, was $15.01 million for the quarter ended December 31, 2013, representing a decrease of 2.85% compared to the previous quarter and a decrease of $2.52 million or 14.37% from the quarter ended December 31, 2012.

Net interest income was $9.61 million during the quarter ended December 31, 2013, an increase of 3.11% compared to the previous quarter and an increase of 0.60% compared to the quarter ended December 31, 2012. While loan yields in the fourth quarter of 2013 were pressured by intense competition and weak demand from qualified borrowers, securities yields increased as prepayments on mortgage securities slowed in response to the increase in mortgage rates. Our cost of funds declined throughout 2013 due to maturing high cost time deposits and lower rates for non-interest bearing deposits. The yield on average earning assets was 3.94% for the quarter ended December 31, 2013 compared to 3.89% for the previous quarter and 4.08% for the quarter ended December 31, 2012. Loan yields decreased by 6 basis points while the yield of the investment securities portfolio increased by 13 basis points when comparing the quarter ended December 31, 2013 to the previous quarter. Loan yields decreased by 27 basis points while the yield of the investment securities portfolio increased by 17 basis points when comparing the quarter ended December 31, 2013 to the same calendar quarter in 2012.

The average annualized cost of interest bearing liabilities was 0.66% for the quarter ended December 31, 2013, compared to 0.71% in the previous quarter, and 0.82% for the quarter ended December 31, 2012, representing a decrease of 5 basis points from the previous quarter and a decrease of 16 basis points from the quarter ended December 31, 2012. Annualized costs for interest bearing retail deposits decreased by 6 basis points from the previous quarter to 0.55% from 0.61% and decreased by 17 basis points from the same quarter last year. The decline in the annualized cost of interest bearing retail deposits from both the previous quarter and the same quarter last year was due to reduced interest expenses broadly across deposit categories, including interest checking, savings and time deposits. The annualized cost for wholesale borrowings (excluding brokered deposits) was 1.45%, which was an increase of 12 basis points compared to the previous quarter and a decrease of 2 basis points compared to the quarter ended December 31, 2012.

Cost of funds is calculated by dividing annualized total interest expense by the sum of average interest bearing liabilities and average demand deposits. Cost of funds was 0.55% for the quarter ended December 31, 2013 compared to 0.59% for the previous quarter. Cost of funds for the fourth quarter of 2013 decreased 14 basis points compared to cost of funds for the quarter ended December 31, 2012.

The net interest margin for the quarter ended December 31, 2013 was 3.43%, compared to 3.33% for the previous quarter, and 3.42% for the quarter ended December 31, 2012. Management continues to reduce funding costs, where possible, to produce a stable net interest margin given the continued low interest rate environment.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34.0%. Details on the calculation of the net interest margin are included in the “Key Statistics” table.

The following table presents components of non-interest income for the three month periods ended December 31, 2013, September 30, 2013 and December 31, 2012:

Non-Interest Income
(in thousands)
	For the three months ended
	December 31,	September 30,	December 31,
	2013	2013	2012
Service charges on deposit accounts	$593	$590	$572
Trust service income	1,033	963	923
Gains on loans held for sale	3,114	4,162	5,926
Net gains (losses) on securities available for sale	22	23	(7)
Commissions on investment sales	107	159	129
Fees on mortgages held for sale	—	28	43
Bank owned life insurance	104	125	96
Other operating income	430	78	299
Total non-interest income	$5,403	$6,128	$7,981

Non-interest income decreased by 32.30% in the fourth quarter of 2013, compared to the quarter ended December 31, 2012. Gains on mortgage loan sales decreased by 47.45% when compared to the quarter ended December 31, 2012. The decline in gains on mortgage loan sales was due to the decline in originations as higher mortgage rates reduced borrower demand for mortgage refinancing and for mortgage loans to purchase homes. Gains on mortgage loan sales included in the accompanying statements of income are presented net of originator commissions incurred to originate the loans.

Our mortgage subsidiary, Southern Trust Mortgage, closed $138.49 million in mortgage loans during the quarter ended December 31, 2013 compared to $189.48 million closed during the previous quarter, and $249.20 million closed during the quarter ended December 31, 2012, a decrease of 26.91% compared to the previous quarter and a decrease of 44.43% compared to the fourth quarter of 2012. Due to the decline in mortgage loan originations, Southern Trust Mortgage continues to take measures to reduce overhead in order to align expenses with the decline in loan originations and lower revenue from mortgage loan sales. These measures include a continued reduction in personnel and planned reductions in expenses throughout the mortgage company.

The revenues and expenses of Southern Trust Mortgage are reflected in the Company’s financial statements on a consolidated basis following generally accepted accounting principles in the United States. The outstanding equity interest not held by the Company is reported on the Company’s balance sheets as “non-controlling interest in consolidated subsidiary” and the earnings or loss attributable to the non-controlling interest is reported on the Company’s statements of income as “net (income)/loss attributable to non-controlling interest.”

Total revenue generated by our wealth management group, Middleburg Investment Group (“MIG”) was $1.14 million for the quarter ended December 31, 2013, an increase of 8.57% from the quarter ended December 31, 2012. Middleburg Investment Group is comprised of Middleburg Trust Company, a wholly owned subsidiary of the Company and Middleburg Investment Services, which is a division of Middleburg Bank. Fee income is based primarily upon the market value of the accounts under administration. Total consolidated assets under administration by MIG were $1.55 billion at December 31, 2013 and $1.49 billion at December 31, 2012.

Other operating income was $430,000 during the quarter ended December 31, 2013, compared to $299,000 during the quarter ended December 31, 2012. Other operating income includes credit card fees, data processing fees and other miscellaneous income during the reporting period.

The following table presents components of non-interest expense for the three month periods ended December 31, 2013, September 30, 2013 and December 31, 2012:

Non-Interest Expense
(in thousands)
	For the three months ended
	December 31,	September	December 31,
	2013	2013	2012
Salaries and employee benefits	$7,385	$7,750	$8,278
Net occupancy and equipment expense	1,857	1,820	1,785
Advertising	436	318	635
Computer operations	485	456	471
Other real estate owned	79	416	55
Other taxes	186	186	202
Federal deposit insurance expense	139	149	269
Other operating expenses	2,635	2,210	2,103
Total non-interest expense	$13,202	$13,305	$13,798

Total non-interest expense in the fourth quarter of 2013 decreased 4.32% compared to the quarter ended December 31, 2012.

Salaries and employee benefit expenses decreased 10.79% compared to the fourth quarter ended December 31, 2012. The primary reason for the decrease in expenses related to salaries and benefits was a decrease in full-time equivalent employees. Total personnel was reduced by 5.8% in the third quarter of 2013 and an additional reduction of 5.9% in the fourth quarter of 2013, compared to staffing levels at the beginning of 2013.

Expenses related to Other Real Estate Owned (“OREO”) decreased by 81.01% when compared to the previous quarter and increased 43.64% when compared to the quarter ended December 31, 2012. Changes in the level of OREO related expenses is determined by the volume of OREO properties recorded during the reporting periods, valuation allowances associated with the fair market value of the properties, the condition and maintenance of the properties and losses incurred on the sale of properties.

Advertising expenses decreased 31.34% from the quarter ended December 31, 2012. Advertising expenses are cyclical and are impacted by product offerings and promotions, new financial service center locations and community outreach.

Asset Quality

Asset quality improved throughout 2013, which resulted in the decline in the allowance for loan losses to total loans held for investment to 1.83% at December 31, 2013 compared to 2.02% at December 31, 2012.

Loans that were delinquent for more than 90 days and still accruing interest decreased 22.61% to $808,000 at December 31, 2013 from $1.04 million at December 31, 2012.

Non-accrual loans decreased 8.83% to $19.75 million at December 31, 2013 from $21.66 million at December 31, 2012. Troubled debt restructurings that were performing as agreed were $4.67 million at December 31, 2013 compared to $5.13 million at December 31, 2012 representing a decrease of 8.97%. Other Real Estate

Owned (OREO) was $3.42 million at December 31, 2013 compared to $9.93 million at December 31, 2012, representing a decrease of 65.56% since December 31, 2012. Total non-performing assets were $28.66 million or 2.33% of total assets at December 31, 2013, compared to $37.77 million or 3.05% of total assets at December 31, 2012.

Net loan charge-offs during the fourth quarter of 2013 were $172,000 compared to net loan charge-offs of $237,000 for the previous quarter and $911,000 for the quarter ended December 31, 2012.

Total Assets

Total assets at December 31, 2013 remained relatively unchanged compared to December 31, 2012.

Total loans held for investment increased $19.00 million or 2.68% from December 31, 2012. The securities portfolio (excluding restricted stock) increased 2.81%, compared to December 31, 2012. Balances of mortgages held for sale decreased $48.94 million or 59.60%, compared to December 31, 2012. Bank owned life insurance increased $5 million during the fourth quarter 2013. Cash balances and deposits at other banks increased 23.76%, compared to December 31, 2012.

Deposits and Other Borrowings

Total deposits increased $496,000 or 0.05% since December 31, 2012. FHLB advances were $80.0 million at December 31, 2013, an increase of $2.09 million since December 31, 2012.

Equity and Capital

Shareholders’ equity at December 31, 2013 was $112.94 million, compared to $113.93 million at December 31, 2012. Retained earnings at December 31, 2013 were $51.06 million compared to $46.24 million at December 31, 2012. The book value of the Company’s common stock at December 31, 2013 was $15.95 per share compared to $16.15 at December 31, 2012. Shareholders’ equity declined in 2013 as a result of decreases in accumulated other comprehensive income (AOCI) resulting from unrealized losses in available for sale securities. The Company's dividend of $0.07 per share remained unchanged from the previous quarter and increased from $0.05 per share for the quarter ended December 31, 2012.

The Company’s total risk-based capital ratio increased to 15.88% as of December 31, 2013 from 15.83% at September 30, 2013 and 15.35% from December 31, 2012. The Tier 1 risk-based capital ratio increased from 14.58% at September 30, 2013 to 14.62% at December 31, 2013 and increased from 14.09% at December 31, 2012. The Tier 1 Leverage Ratio increased to 9.42% at December 31, 2013 from 9.36% at September 30, 2013 and 9.10% at December 31, 2012.

As depicted in the following table, the Company’s risk-based capital ratios remain well above regulatory minimum capital ratios:

Risk-Based Capital Ratios
December 31, 2013
	(1)
	Regulatory Minimum Requirement	MFC Ratios	MFC Excess over Minimum
Tier 1 Leverage Ratio	4.0%	9.42%	5.42%
Tier 1 Risk-Based Capital Ratio	4.0%	14.62%	10.62%
Total Risk-Based Capital Ratio	8.0%	15.88%	7.88%
(1) Under the regulatory framework for prompt corrective action.

Caution about Forward Looking Statements

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and other filings with the Securities and Exchange Commission.

About Middleburg Financial Corporation

Middleburg Financial Corporation is headquartered in Middleburg, Virginia and has two wholly owned subsidiaries, Middleburg Bank and Middleburg Investment Group, Inc. Middleburg Bank serves communities in Virginia with financial centers in Ashburn, Gainesville, Leesburg, Marshall, Middleburg, Purcellville, Reston, Richmond, Warrenton and Williamsburg. Middleburg Investment Group owns Middleburg Trust Company, which is headquartered in Richmond, Virginia with offices in Middleburg, Alexandria and Williamsburg. Middleburg Financial Corporation is also the majority owner of Southern Trust Mortgage, which is based in Virginia Beach and provides mortgages through offices in Virginia, Maryland, Georgia, North Carolina, and South Carolina.

MIDDLEBURG FINANCIAL CORPORATION
Consolidated Balance Sheets
(In thousands, except for share and per share data)

	(Unaudited)	(Unaudited)	(Audited)
	December 31, 2013	September 30, 2013	December 31, 2012
ASSETS
Cash and due from banks	$6,648	$9,417	$7,139
Interest-bearing deposits with other institutions	60,695	53,228	47,276
Total cash and cash equivalents	67,343	62,645	54,415
Securities available for sale, at fair value	328,423	328,378	319,457
Loans held for sale	33,175	41,855	82,114
Restricted securities, at cost	6,780	7,005	6,990
Loans receivable, net of allowance for loan losses of $13,320, $13,382 and $14,311 respectively	715,160	702,724	695,166
Premises and equipment, net	20,017	20,465	20,587
Goodwill and identified intangibles	5,846	5,889	6,017
Other real estate owned, net of valuation allowances of $398, $603 and $1,707, respectively	3,424	4,530	9,929
Prepaid federal deposit insurance	—	—	3,015
Bank owned life insurance	21,955	16,851	16,484
Accrued interest receivable and other assets	26,130	24,985	22,607
TOTAL ASSETS	$1,228,253	$1,215,327	$1,236,781

LIABILITIES
Deposits:
Non-interest bearing demand deposits	$185,577	$190,680	$167,137
Savings and interest bearing demand deposits	528,879	495,348	522,740
Time deposits	267,940	272,538	292,023
Total deposits	982,396	958,566	981,900
Securities sold under agreements to repurchase	34,539	35,005	33,975
Short-term borrowings	—	5,451	11,873
FHLB borrowings	80,000	85,000	77,912
Subordinated notes	5,155	5,155	5,155
Accrued interest payable and other liabilities	10,723	10,967	8,844
Commitments and contingent liabilities	—	—	—
TOTAL LIABILITIES	1,112,813	1,100,144	1,119,659

SHAREHOLDERS' EQUITY
Common stock ($2.50 par value; 20,000,000 shares authorized, 7,080,591, 7,089,091 and 7,052,554 issued and outstanding, respectively)	17,403	17,403	17,357
Capital surplus	44,251	44,139	43,869
Retained earnings	51,056	50,063	46,235
Accumulated other comprehensive income	232	833	6,467
Total Middleburg Financial Corporation shareholders' equity	112,942	112,438	113,928
Non-controlling interest in consolidated subsidiary	2,498	2,745	3,194
TOTAL SHAREHOLDERS' EQUITY	115,440	115,183	117,122
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,228,253	$1,215,327	$1,236,781

MIDDLEBURG FINANCIAL CORPORATION
Consolidated Statements of Income
(In thousands, except for per share data)
	(Unaudited)		(Unaudited)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2013	2012	2013	2012
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$8,744	$9,330	$35,248	$37,895
Interest and dividends on securities available for sale
Taxable	1,638	1,432	6,105	6,408
Tax-exempt	638	604	2,555	2,403
Dividends	63	58	232	193
Interest on deposits in banks and federal funds sold	31	36	132	124
Total interest and dividend income	11,114	11,460	44,272	47,023
INTEREST EXPENSE
Interest on deposits	1,094	1,449	4,911	6,916
Interest on securities sold under agreements to repurchase	82	82	325	332
Interest on short-term borrowings	17	81	123	392
Interest on FHLB borrowings and other debt	311	295	1,208	1,184
Total interest expense	1,504	1,907	6,567	8,824
NET INTEREST INCOME	9,610	9,553	37,705	38,199
Provision for loan losses	110	1,281	109	3,438
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	9,500	8,272	37,596	34,761
NON-INTEREST INCOME
Service charges on deposit accounts	593	572	2,291	2,197
Trust services income	1,033	923	3,970	3,751
Gains on loans held for sale	3,114	5,926	15,652	21,014
Gains (losses) on securities available for sale, net	22	(7)	418	445
Total other-than-temporary impairment losses	—	—	—	(46)
Portion of loss recognized in other comprehensive income	—	—	—	46
Net impairment losses	—	—	—	—
Commissions on investment sales	107	129	470	518
Fees on mortgages held for sale	—	43	103	186
Bank owned life insurance	104	96	472	459
Other operating income	430	299	1,163	884
Total non-interest income	5,403	7,981	24,539	29,454
NON-INTEREST EXPENSE
Salaries and employee benefits	7,385	8,278	30,627	30,417
Net occupancy and equipment expense	1,857	1,785	7,269	7,050
Advertising	436	635	1,457	2,034
Computer operations	485	471	1,860	1,572
Other real estate owned	79	55	1,455	2,721
Other taxes	186	202	751	813
Federal deposit insurance expense	139	269	822	1,050
Other operating expenses	2,635	2,103	9,300	8,602
Total non-interest expense	13,202	13,798	53,541	54,259
Income before income taxes	1,701	2,455	8,594	9,956
Income tax expense	436	387	2,064	1,966
NET INCOME	1,265	2,068	6,530	7,990
Net (income) loss attributable to non-controlling interest	224	(647)	(9)	(1,504)
Net income attributable to Middleburg Financial Corporation	$1,489	$1,421	$6,521	$6,486
Earnings per share:
Basic	$0.21	$0.20	$0.92	$0.92
Diluted	$0.21	$0.20	$0.92	$0.92
Dividends per common share	$0.07	$0.05	$0.24	$0.20

MIDDLEBURG FINANCIAL CORPORATION
Quarterly Summary Statements of Income
(In thousands, except for per share data)

	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$8,744	$8,744	$8,795	$8,965	$9,330
Interest and dividends on securities available for sale
Taxable	1,638	1,468	1,468	1,531	1,432
Tax-exempt	638	640	646	630	604
Dividends	63	59	54	56	58
Interest on deposits in banks and federal funds sold	31	43	29	30	36
Total interest and dividend income	11,114	10,954	10,992	11,212	11,460
INTEREST EXPENSE
Interest on deposits	1,094	1,190	1,253	1,373	1,449
Interest on securities sold under agreements to repurchase	82	82	81	80	82
Interest on short-term borrowings	17	59	18	29	81
Interest on FHLB borrowings and other debt	311	303	299	295	295
Total interest expense	1,504	1,634	1,651	1,777	1,907
NET INTEREST INCOME	9,610	9,320	9,341	9,435	9,553
Provision for (recovery of) loan losses	110	3	184	(188)	1,281
NET INTEREST INCOME AFTER PROVISION FOR (RECOVERY OF) LOAN LOSSES	9,500	9,317	9,157	9,623	8,272
NON-INTEREST INCOME
Service charges on deposit accounts	593	590	574	534	572
Trust services income	1,033	963	1,014	960	923
Gains on loans held for sale	3,114	4,162	4,483	3,893	5,926
Gains (losses) on securities available for sale, net	22	23	326	47	(7)
Commissions on investment sales	107	159	110	94	129
Fees on mortgages held for sale	—	28	58	17	43
Bank owned life insurance	104	125	123	120	96
Other operating income	430	78	392	263	299
Total non-interest income	5,403	6,128	7,080	5,928	7,981
NON-INTEREST EXPENSE
Salaries and employee benefits	7,385	7,750	7,692	7,799	8,278
Net occupancy and equipment expense	1,857	1,820	1,787	1,805	1,785
Advertising	436	318	435	268	635
Computer operations	485	456	458	461	471
Other real estate owned	79	416	142	820	55
Other taxes	186	186	187	192	202
Federal deposit insurance expense	139	149	270	265	269
Other operating expenses	2,635	2,210	2,137	2,318	2,103
Total non-interest expense	13,202	13,305	13,108	13,928	13,798
Income before income taxes	1,701	2,140	3,129	1,623	2,455
Income tax expense	436	491	774	363	387
NET INCOME	1,265	1,649	2,355	1,260	2,068
Net (income) loss attributable to non-controlling interest	224	(38)	(262)	67	(647)
Net income attributable to Middleburg Financial Corporation	$1,489	$1,611	$2,093	$1,327	$1,421

MIDDLEBURG FINANCIAL CORPORATION
Key Statistics
(Unaudited, Dollars in thousands, except for per share data)

	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012

Net Income	$1,489	$1,611	$2,093	$1,327	$1,421
Earnings per share, basic	$0.21	$0.23	$0.30	$0.19	$0.20
Earnings per share, diluted	$0.21	$0.23	$0.29	$0.19	$0.20
Dividend per share	$0.07	$0.07	$0.05	$0.05	$0.05

Return on average total assets - QTD	0.48%	0.52%	0.69%	0.44%	0.46%
Return on average total equity - QTD	5.20%	5.71%	7.25%	4.71%	4.96%
Dividend payout ratio	33.32%	30.43%	16.88%	26.57%	24.82%
Non-interest revenue to total revenue (1)	35.89%	39.58%	41.96%	38.40%	45.54%

Net interest margin (2)	3.43%	3.33%	3.40%	3.45%	3.42%
Yield on average earning assets	3.94%	3.89%	3.97%	4.08%	4.08%
Cost of average interest-bearing liabilities	0.66%	0.71%	0.72%	0.78%	0.82%
Net interest spread	3.28%	3.18%	3.25%	3.30%	3.26%

Non-interest income to average assets (3)	1.76%	2.00%	2.23%	1.93%	2.62%
Non-interest expense to average assets (3)	4.33%	4.33%	4.34%	4.57%	4.53%

Efficiency ratio - QTD (Tax Equivalent) (4)	85.06%	81.19%	78.35%	80.96%	76.51%

(1)	Excludes securities gains and losses.

(2)
The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitably earning assets are funded. Because the Company earns non-taxable interest income due to the mix in its investment and loan portfolios, net interest income for the ratio is calculated on a tax equivalent basis as described above. This calculation excludes net securities gains and losses.

(3)	Ratios are computed by dividing annualized income and expense amounts by quarterly average assets. Excludes securities gains and losses.

(4)
The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non-interest expense (adjusted for amortization of intangibles, other real estate expenses, and non-recurring one-time charges) by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio. The tax rate utilized in calculating tax equivalent amounts is 34%. The Company calculates and reviews this ratio as a means of evaluating operational efficiency.

MIDDLEBURG FINANCIAL CORPORATION
Selected Financial Data by Quarter
(Unaudited, Dollars in thousands, except for per share data)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012

BALANCE SHEET RATIOS
Loans to deposits (including HFS)	77.53%	79.07%	80.29%	79.01%	80.62%
Portfolio loans to deposits	74.15%	74.71%	73.50%	73.97%	72.26%
Average interest-earning assets to average interest-bearing liabilities	126.87%	126.23%	125.09%	123.60%	124.17%
PER SHARE DATA
Dividends	$0.07	$0.07	$0.05	$0.05	$0.05
Book value (MFC Shareholders)	15.95	15.86	15.93	16.28	16.15
Tangible book value (3)	15.13	15.03	15.09	15.41	15.30
SHARE PRICE DATA
Closing price	$18.04	$19.28	$19.10	$19.41	$17.66
Diluted earnings multiple (1)	19.61	20.96	16.47	25.54	22.08
Book value multiple (2)	1.11	1.21	1.20	1.19	1.09
COMMON STOCK DATA
Outstanding shares at end of period	7,080,591	7,089,091	7,089,598	7,051,587	7,052,554
Weighted average shares O/S , basic - QTD	7,096,260	7,080,244	7,072,587	7,051,009	7,052,554
Weighted average shares O/S, diluted - QTD	7,130,272	7,118,208	7,102,670	7,082,354	7,069,603
CAPITAL RATIOS
Capital to assets - common shareholders	9.20%	9.25%	9.28%	9.46%	9.21%
Capital to assets - w/non-controlling interest	9.40%	9.48%	9.50%	9.70%	9.47%
Tangible common equity ratio (4)	8.76%	8.81%	8.83%	9.01%	8.77%
Leverage ratio	9.42%	9.36%	9.32%	9.11%	9.10%
Tier 1 risk based capital ratio	14.62%	14.58%	14.15%	14.35%	14.09%
Total risk based capital ratio	15.88%	15.83%	15.41%	15.60%	15.35%
CREDIT QUALITY
Net charge-offs to average total loans	0.02%	0.03%	0.01%	0.08%	0.12%
Total non-performing loans to total portfolio loans	3.46%	3.63%	3.76%	3.59%	3.92%
Total non-performing assets to total assets	2.33%	2.51%	2.80%	2.77%	3.05%
Non-accrual loans to:
total portfolio loans	2.71%	2.87%	2.88%	2.80%	3.05%
total assets	1.61%	1.69%	1.67%	1.65%	1.75%
Allowance for loan losses to:
total portfolio loans	1.83%	1.87%	1.93%	1.89%	2.02%
non-performing assets	46.48%	43.86%	39.88%	40.22%	37.89%
non-accrual loans	67.44%	65.20%	66.82%	67.48%	66.06%
NON-PERFORMING ASSETS
Loans delinquent 90+ days and still accruing	$808	$636	$829	$812	$1,044
Non-accrual loans	19,752	20,525	20,376	20,019	21,664
Restructured loans (not in non-accrual)	4,674	4,820	5,366	4,854	5,132
OREO and repossessed assets	3,424	4,530	7,570	7,904	9,929
Total non-performing assets	$28,658	$30,511	$34,141	$33,589	$37,769
ALLOWANCE FOR LOAN LOSS SUMMARY
Balance at the beginning of the period	$13,382	$13,616	$13,508	$14,311	$13,941
Loans charged off - QTD	241	291	128	721	1,060
Recoveries - QTD	(69)	(54)	(52)	(106)	(149)
Net charge-off loans - QTD	172	237	76	615	911
Provision for (recovery of) loan losses	110	3	184	(188)	1,281
Balance at the end of the period	$13,320	$13,382	$13,616	$13,508	$14,311

(1)
The diluted earnings multiple is calculated by dividing the period’s closing market price per share by the annualized diluted earnings per share for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.

(2)
The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

(3)
Tangible book value is not a measurement under accounting principles generally accepted in the United States. It is computed by subtracting identified intangible assets and goodwill from total Middleburg Financial Corporation shareholders’ equity and then dividing the result by the number of shares of common stock issued and outstanding at the end of the accounting period.

(4)
The tangible common equity ratio is not a measurement under accounting principles generally accepted in the United States. It is computed by subtracting identified intangible assets and goodwill from total Middleburg Financial Corporation shareholders’ equity and total assets and then dividing the adjusted shareholders’ equity balance by the adjusted total asset balance.

MIDDLEBURG FINANCIAL CORPORATION
Average Balances, Income and Expenses, Yields and Rates

	For the Three Months Ended December 31,
	2013			2012
	Average Balance	Income/Expense	Yield/Rate (2)	Average Balance	Income/Expense	Yield/Rate (2)
ASSETS
Securities:
Taxable	$275,208	$1,701	2.45%	$260,039	$1,490	2.28%
Tax-exempt (1)	64,315	966	5.96%	63,839	915	5.70%
Total securities	$339,523	$2,667	3.12%	$323,878	$2,405	2.95%
Loans:
Taxable	$759,513	$8,738	4.56%	$767,248	$9,325	4.84%
Tax-exempt (1)	655	9	5.45%	537	8	5.93%
Total loans (3)	$760,168	$8,747	4.57%	$767,785	$9,333	4.84%
Interest-bearing deposits with other institutions	51,671	31	0.24%	56,262	36	0.25%
Total earning assets	$1,151,362	$11,445	3.94%	$1,147,925	$11,774	4.08%
Less: allowance for loan losses	(13,267)			(14,112)
Total non-earning assets	81,162			84,132
Total assets	$1,219,257			$1,217,945

LIABILITIES
Interest-bearing deposits:
Checking	$329,590	$195	0.23%	$335,174	$255	0.30%
Regular savings	110,443	58	0.21%	105,625	60	0.23%
Money market savings	76,197	40	0.21%	72,503	48	0.26%
Time deposits:
$100,000 and over	132,994	345	1.03%	147,214	533	1.44%
Under $100,000	134,773	456	1.34%	142,305	553	1.55%
Total interest-bearing deposits	$783,997	$1,094	0.55%	$802,821	$1,449	0.72%
Short-term borrowings	2,022	16	3.14%	7,326	81	4.40%
Securities sold under agreements to repurchase	36,227	82	0.90%	34,563	82	0.94%
FHLB borrowings and subordinated debt	85,264	312	1.45%	79,752	295	1.47%
Total interest-bearing liabilities	$907,510	$1,504	0.66%	$924,462	$1,907	0.82%
Non-interest bearing liabilities
Demand deposits	185,409			169,313
Other liabilities	10,023			6,341
Total liabilities	$1,102,942			$1,100,116
Non-controlling interest	2,649			3,792
Shareholders' equity	113,666			114,037
Total liabilities and shareholders' equity	$1,219,257			$1,217,945

Net interest income (1)		$9,941			$9,867
Interest rate spread			3.28%			3.26%
Cost of funds			0.55%			0.69%
Interest expense as a percent of average earning assets			0.52%			0.66%
Net interest margin			3.43%			3.42%

(1) Income and yields are reported on a tax equivalent basis assuming a federal tax rate of 34%.
(2) All yields and rates have been annualized on a 365 day year for 2013 and a 366 day year for 2012.
(3) Total average loans include loans on non-accrual status.

MIDDLEBURG FINANCIAL CORPORATION
Average Balances, Income and Expenses, Yields and Rates

	For the Twelve Months Ended December 31,
	2013			2012
	Average Balance	Income/Expense	Yield/Rate (2)	Average Balance	Income/Expense	Yield/Rate (2)
ASSETS
Securities:
Taxable	$268,954	$6,337	2.36%	$262,991	$6,601	2.51%
Tax-exempt (1)	66,396	3,870	5.83%	62,363	3,642	5.84%
Total securities	$335,350	$10,207	3.04%	$325,354	$10,243	3.15%
Loans:
Taxable	$755,913	$35,224	4.66%	$755,790	$37,890	5.01%
Tax-exempt (1)	679	37	5.45%	135	8	5.93%
Total loans (3)	$756,592	$35,261	4.66%	$755,925	$37,898	5.01%
Interest-bearing deposits with other institutions	56,436	132	0.23%	54,237	124	0.23%
Total earning assets	$1,148,378	$45,600	3.97%	$1,135,516	$48,265	4.25%
Less: allowance for loan losses	(13,643)			(14,830)
Total non-earning assets	80,856			84,279
Total assets	$1,215,591			$1,204,965

LIABILITIES
Interest-bearing deposits:
Checking	$324,171	$852	0.26%	$322,715	$1,271	0.39%
Regular savings	110,210	243	0.22%	105,768	350	0.33%
Money market savings	75,899	171	0.23%	64,517	204	0.32%
Time deposits:
$100,000 and over	139,018	1,671	1.20%	143,687	2,200	1.53%
Under $100,000	140,230	1,974	1.41%	165,703	2,891	1.74%
Total interest-bearing deposits	$789,528	$4,911	0.62%	$802,390	$6,916	0.86%
Short-term borrowings	3,565	123	3.45%	8,725	392	4.49%
Securities sold under agreements to repurchase	35,536	325	0.91%	34,177	332	0.97%
FHLB borrowings and subordinated debt	86,767	1,208	1.39%	83,655	1,184	1.42%
Total interest-bearing liabilities	$915,396	$6,567	0.72%	$928,947	$8,824	0.95%
Non-interest bearing liabilities
Demand deposits	175,942			156,057
Other liabilities	7,357			6,503
Total liabilities	$1,098,695			$1,091,507
Non-controlling interest	2,824			2,828
Shareholders' equity	114,072			110,630
Total liabilities and shareholders' equity	$1,215,591			$1,204,965

Net interest income (1)		$39,033			$39,441
Interest rate spread			3.25%			3.30%
Cost of funds			0.60%			0.81%
Interest expense as a percent of average earning assets			0.57%			0.78%
Net interest margin			3.40%			3.47%

(1) Income and yields are reported on a tax equivalent basis assuming a federal tax rate of 34%.
(2) All yields and rates have been annualized on a 365 day year for 2013 and a 366 day year for 2012.
(3) Total average loans include loans on non-accrual status.